UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

POTNETWORK HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF POTNETWORK HOLDINGS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

POTNETWORK HOLDINGS, INC.

3531 Griffin Road

Ft. Lauderdale, FL 33312

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of PotNetwork Holdings, Inc., a Colorado corporation (the “ Company ,” “ we ,” “ us ,” or “ our ”) dated November 19, 2019, in lieu of a special meeting of the stockholders and in accordance with Colorado law:

To amend the Company’s Articles of Incorporation, to change the number of authorized shares of common stock of the Company to 1,500,000,000, $0.00001 par value, and 100,000 shares of Series A preferred stock, $.00001 par value.

Stockholders of record at the close of business on January 15, 2020 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on February 5, 2020.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
December 3, 2019

/s/ Kevin Hagen
Kevin Hagen,
Chief Executive Officer, Principal Executive Officer

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POTNETWORK HOLDINGS, INC.

3531 Griffin Road

Ft. Lauderdale, FL 33312

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders of record on January 15, 2020.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On November 15, 2019 we obtained consent from holders of a majority of the common stock of the Company in favor of the corporate matters outlined in this Information Statement, consisting of the approval of an amendment to the Company’s Articles to increase the authorized shares of Common Stock of the Company to 1,500,000,000 (one billion five hundred million), $0.00001 par value, and 50,000 (fifty thousand) shares of Series A preferred stock, $.00001 par value.

How many shares of voting stock were outstanding on the date of the consent?

On the date of the consent, that being the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 700,836,384 shares of Common Stock and 34,289 shares of the Company’s Series A Preferred Stock, par value $0.00001 (the “ Series A Preferred Stock ”), issued and outstanding.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

What vote was obtained to approve the amendment to the Articles described in this Information Statement?

We obtained the approval of the holders of 92,401,438 shares of Common Stock and holders of 34,289 shares of the Company’s Series A Preferred Stock, or approximately 80% of the voting power of our stockholders. All of the holders of Common Stock and the Company’s Series A Preferred Stock that approved the amendment to our Articles are officers, directors or affiliates of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of December 31, 2019 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of December 31, 2019.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 700,706,621 shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Common Stock Name and Address of Beneficial Owner (2)	Direct	Indirect	Total	Percentage of Class (1)

Executive Officers and Directors
Gary Blum	2,000,000	-0-	2,000,000	1%
Kevin Hagen	27,750,000	-0-	27,750,000	3.96%
Murugan Venkat	-0-	-0-	-0-	-0-%
Officers and Directors as a Group	29,750,000	-0-	29,750,000	4.2%

Other 5% Holders (3)
Elinor Taieb	84,651,438	-0-	64,651,438	9.23%

Class A Preferred Stock (4)	Direct	Indirect	Total	Percentage of Class
Kevin Hagen	20,742	-0-	20,742	60.4%
Elinor Taieb	13,547	-0-	13,597	39.5%

(1)	Based on a total of issued and outstanding shares as of September 30, 2019 of 700,706,621.
(2)	The address of each officer is 3531 Griffin Road, Fort Lauderdale, FL 33312
(3)

Pursuant to the Convertible Notes that the Company has with Iliad Research, the Company is prohibited from issuing shares to Iliad Research if such issuance would cause Iliad Research to own more than 4.99% of the number of common shares of the Company outstanding at the time of such issuance. Thus, while Iliad Research may convert into an aggregate of 223,000,000 shares, it may not own more than 4.99% of the common shares of the Company at any one time and is therefore not included in the ownership table. Ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934.

(4)

Each share of Class A preferred stock is convertible into 0.01% of the total number of shares of Common Stock outstanding at the Conversion Time. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Based on the preceding and upon a total quantity of issued and outstanding shares as of September 30, 2019 of 700,706,621, each share of Class A preferred stock is convertible into 70,071 shares of common stock. As a result, if each of the two Class A preferred shareholders listed were able to convert 100% of each’s Class A preferred stock, Kevin Hagen, who holds 20,742 Class A preferred shares, would receive 1,453,412,682 shares of common stock; and Elinor Taieb, who holds 13,547 Class A preferred shares, would receive 948,551,127 shares of common stock.

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ACTION I

TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE 1,500,000,000 COMMON SHARES

On November 15, 2019 our Board of Directors and the holders of a majority of the voting power of our stockholders approved an amendment to the Company’s Articles of Incorporation, to authorize 1,500,000,000 (One Billion Five Hundred Million) $0.00001 par value Common Shares. These actions will become effective upon the filing of the amendment to our Articles with the Secretary of State. We will file the amendment to our Articles to effect the increase in our authorized shares of Common Stock (the “Authorization Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State is set forth as Appendix A (subject to any changes required by applicable law) to this information statement.

Outstanding Shares and Purpose of the Authorization Amendment

Our articles of incorporation currently authorize us to issue a maximum of 1,000,000,000 shares of Common Stock, par value $0.00001 per share. As of the date hereof, we had 700,836,384 shares of Common Stock issued and outstanding. After the amendment we will have approximately 700,836,384 shares issued and outstanding and 1,500,000,000 authorized shares of Common Stock and 50,000 shares of preferred stock. The preferred stock can be designated by a vote of the Board of Directors.

The Board of Directors believes that increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes of including additional equity financings, stock-based acquisitions and to issue shares upon conversion of existing, outstanding convertible promissory notes of the Company.

Effects of the Authorization Amendment

The newly authorized shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Other than the foregoing issuance of shares upon conversion of existing, outstanding convertible promissory notes of the Company, the Board of Directors has no plans to issue the additional shares of Common Stock authorized by the Authorization Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Authorization Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Authorization Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

December 3, 2019

/s/ Kevin Hagen

Kevin Hagen,

Chief Executive Officer, Principal Executive Officer

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Appendix A

POTNETWORK HOLDINGS, INC.

Articles of Amendment

Pursuant to the provisions of Title 7of the Colorado Revised Statutes of the State of Colorado, POTNETWORK HOLDINGS, INC., a Colorado corporation, does hereby amend its Articles of Incorporation.

1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is PotNetwork Holdings, Inc., a Colorado corporation.

2. After the filing and effectiveness pursuant to the Colorado Business Corporations Act of these Articles of Amendment the Articles of Incorporation of the Corporation, at 12:01 am on February 5, 2020 (the "Effective Time"), Paragraph 5 of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

“5. Authorized Shares.

a. The maximum number of shares that the corporation is authorized to have outstanding at any one time is One Billion Five Hundred Million (1,500,000,000) shares of common stock having a par value of $.00001 per share and 50,000 (Fifty Thousand) shares of preferred stock having a par value of $.00001 per share. The consideration to be paid for each share shall be as fixed by the Board of Directors and may be paid in whole or in part in cash or other property, tangible or intangible, or in labor or services actually performed for the corporation with a value, in the judgment of the directors, equivalent to or greater than the full par value of the shares.”

3. The amendment to the Articles of Incorporation of PotNetwork Holdings, Inc., a Colorado corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of November 15, 2019. The amendment was duly adopted by the shareholders. The number of votes cast for the amendment by the shareholders was sufficient for approval.

In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on February 5, 2020.

POTNETWORK HOLDINGS, INC.

By:	/s/ Kevin Hagen
Kevin Hagen
Chief Executive Officer,
Chief Principal Officer

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